                                                                  EXHIBIT 10(al)


                                AMENDMENT NO. 1

     This Amendment No. 1 ("Amendment No. 1") to the Limited Liability Company Agreement of Accord Contract Services LLC dated August 8, 1996 (the "Agreement") is made and entered into and effective as of November 5, 1996 (the "Amendment No. 1 Effective Date") by and between Wyle Electronics, a California corporation ("WYLE") and Marshall Industries, Inc., a California corporation ("MARSHALL").

     WHEREAS, WYLE AND MARSHALL wish to amend the terms of the Agreement.

     NOW THEREFORE, the parties agree as follows:

     1. WYLE and MARSHALL hereby agree that the definition of the term "Associated Agreement Negotiation Period" (as defined in Section 2.5 of the Agreement is hereby amended to be defined as that period from August 8, 1996 until December 31, 1996.

     2. Except as expressly set forth in this Amendment No. 1 all other terms of the Agreement shall remain in full force and effect.

     3. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     4. This Amendment No. 1 may be executed and delivered by facsimile and, upon such execution and delivery, shall have the same force and effect as an originally executed instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives as of the date first above written.

MARSHALL INDUSTRIES, INC.,        WYLE ELECTRONICS,
a California corporation          a California corporation



By: /s/ HENRY W. CHIN             By:  /s/ R. VAN NESS HOLLAND, JR.
    ------------------------           -----------------------------
    Henry W. Chin                       R. Van Ness Holland, Jr.
    Vice President and                  Executive Vice President and
    Chief Financial Officer             Chief Financial Officer


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                                AMENDMENT NO. 2

     This Amendment No. 2 ("Amendment No. 2") to the Limited Liability Company Agreement of Accord Contract Services LLC dated August 8, 1996 (the "Agreement") is made and entered into and effective as of December 24, 1996 (the "Amendment No. 2 Effective Date") by and between Wyle Electronics, a California corporation ("WYLE") and Marshall Industries, Inc., a California corporation ("MARSHALL").

     WHEREAS, WYLE AND MARSHALL wish to amend the terms of the Agreement.

     NOW THEREFORE, the parties agree as follows:

     1. WYLE and MARSHALL hereby agree that the definition of the term "Associated Agreement Negotiation Period" (as defined in Section 2.5 of the Agreement) is hereby amended to be defined as that period from August 8, 1996 until February 28, 1997.

     2. Except as expressly set forth in Amendment No. 2 all other terms of the Agreement shall remain in full force and effect.

     3. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     4. This Amendment No. 2 may be executed and delivered by facsimile and, upon such execution and delivery, shall have the same force and effect as an originally executed instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their duly authorized representatives as of the date first above written.

MARSHALL INDUSTRIES, INC.,      WYLE ELECTRONICS,
a California corporation        a California corporation



By:/s/ HENRY W. CHIN           By:  /s/ R. VAN NESS HOLLAND, JR.
   -----------------------          ----------------------------
   Henry W. Chin                    R. Van Ness Holland, Jr.
   Vice President and               Executive Vice President and
   Chief Financial Officer          Chief Financial Officer

            AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT
                        OF ACCORD CONTRACT SERVICES LLC

          This Amendment No. 3 (the "Amendment") to the Limited Liability Company Agreement of Accord Contract Services LLC dated as of August 8, 1996 (the "Agreement") is hereby entered into as of February 28, 1997 by and between Wyle Electronics, a California corporation ("Wyle") and Marshall Industries, a California corporation ("Marshall"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                                R E C I T A L S
                                ---------------

          A. Wyle and Marshall (together, the "Members") formed Accord Contract Services LLC, a Delaware limited liability company (the "LLC"), to provide certain materials management services for each of the Members, including, without limitation. the acquisition of components and products and the provision of kitting, turnkey and autoreplenishment services to customers and related administrative and other related services in connection therewith.

          B. The Agreement sets forth certain understandings and agreements of the Members with respect to the LLC.

          C. Pursuant to the Agreement, the Members have agreed upon the "Termination Formula" (as defined in the Agreement).

          D. The Members now desire to enter into this Amendment in order to incorporate the Termination Formula into, and to make certain amendments to, the Agreement, as mutually agreed upon by the Members and as set forth below.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T
                               -----------------

1.   Additional Definitions.  The following definitions shall be, and hereby
     ----------------------
are, added to the Agreement:

     a. ACQUISITION MULTIPLE: Upon the occurrence of an Exercise Event, the quotient of (i) the Acquisition Value of the Event Member, divided by
                                                                     ------- --
          (ii) the net sales from all sources for the Event Member for the twelve full calendar months immediately preceding the month in which the Exercise Event occurred.

     b. ACQUISITION VALUE: Upon the occurrence of an Exercise Event, the value of the Event Member in its entirety, as determined in the usual and customary manner with reference to the particular event resulting in the Exercise Event. In the event

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          that the Exercise Event does not entail the acquisition of the common stock or substantially all of the assets of the Event Member for cash or securities that are traded on a national securities exchange, reported through the National Association of Securities Dealers Automated Quotation System or traded over-the-counter, then the Acquisition Value shall be determined by agreement of the Members or, if the Members are unable to so agree, then by a Neutral Party selected in accordance with Section 12.17(c) of this Agreement.

     c. AGGREGATE BASELINE SALES: Means the aggregate net sales by both Members from the provision of Value Added Services for the twelve full calendar months immediately preceding the effective date of the Agreement.

     d. EXERCISE EVENT: For purposes of the Agreement, the term "Exercise Event" shall mean the occurrence of any of the following events with respect to a Member:

                    (1) The approval by the shareholders of any Member of the dissolution or liquidation of the Member;

                    (2) The consummation by any person (other than a Member) of a tender offer or exchange offer to purchase any shares of a Member's common stock such that, upon the consummation of such offer, such person owns or controls 20% or more of the then outstanding common stock of such Member;

                    (3) The execution by a Member or any subsidiary thereof of an agreement with any person (other than the other Member) to (i) merge, consolidate or otherwise reorganize with or into one or more entities that are not subsidiaries of such Member, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the consummation of such transaction are, or will be, owned by shareholders of such Member immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Member's securities from the record date for such approval until such transaction is consummated and that such record holders hold no securities of the other party or parties to such a transaction), (ii) sell, lease or otherwise dispose of assets of such Member or its subsidiaries representing 50% or more of the consolidated assets of the Member and its subsidiaries or (iii) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 50% or more of the voting power of such Member;

                    (4) The acquisition by any person (other than a Member) of beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to

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          acquire beneficial ownership of, 20% or more of the then outstanding common stock of a Member; or

                    (5) The failure at any time, during any period of two consecutive years, of individuals who at the beginning of such period constituted the Board of Directors of a Member, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by such Member's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     e. GROWTH MULTIPLE: Means, upon the occurrence of an Exercise Event, the growth, stated as a percentage, of the aggregate sales generated by the United States electronic components distribution industry from August 8, 1996 through the date of such Exercise Event, as determined by agreement of the Members or, if the Members are unable to so agree, then by a Neutral Party selected in accordance with Section 12.17(c).

     f. INCREMENTAL SALES: Means, upon the occurrence of an Exercise Event, the difference between (i) the aggregate net sales by both Members from the provision of Value Added Services for the twelve full calendar months immediately preceding the month in which the Exercise Event occurred, minus (ii) the product of the Aggregate Baseline
                          -----
          Sales, multiplied by the Growth Multiple.

     g. VALUE ADDED SERVICES: Means those types of materials management services that are intended to be provided to the Members by the LLC, including, without limitation, kitting, turnkey, autoreplenishment and related services.

2.   Amended Definitions.  The following definitions shall be, and hereby are,
     -------------------
amended as follows:

     a. CHANGE IN CONTROL TERMINATION FEE: Equals the greater of (i) $25 million, or (ii) the amount calculated pursuant to the Termination Formula, but in no event shall such Change in Control Termination Fee exceed $40 million. Notwithstanding the foregoing, unless otherwise agreed to in writing by the Members prior thereto, the Change in Control Termination Fee shall equal $0 in connection with any Exercise Event that occurs after August 7, 2001.

     b. TERMINATION FORMULA: The Termination Formula shall mean, upon an Exercise Event, fifty percent (50%) of the product of Incremental Sales, multiplied by one hundred thirty percent (130%) of the
                 ----------
          Acquisition Multiple.

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3.   Deleted Definitions.  The following definitions, and any and all references
     -------------------
to the defined terms in the Agreement, shall be, and hereby is, deleted:

     TO WARRANT AGREEMENT
     WARRANT AGREEMENT
     WARRANT VALUE

4.   Termination Notice Upon Exercise Event.  It is the intention of the Members
     --------------------------------------
that either Member be permitted to terminate the LLC upon the occurrence of an Exercise Event with respect to a Member by providing a Termination Notice to the other Member, in accordance with, and subject to the terms and conditions contained in, the Agreement (including, without limitation, the payment of the Change in Control Termination Fee by the Event Member pursuant to Section 11.1(c) of the Agreement). In furtherance of the foregoing, the Agreement shall be, and hereby is, amended as follows:

     a. The first sentence of Section 11.1(a)(xi) shall be, and hereby is, amended by the insertion of the phrase "or by the Event Member" immediately following the phrase "by the Member other than the Event Member (also a "TO Member")".

     b. Section 11.1(c)(i) shall be, and hereby is, amended and restated in its entirety as follows:

               "(i) Upon the occurrence of an Exercise Event with respect to an Event Member and the subsequent delivery of a Termination Notice by the TO Member or the Event Member pursuant to Section 11.1(a)(xi) at any time during the term of the LLC, or if later:
               (i) prior to the first anniversary of a Deadlock, upon dissolution of the LLC pursuant to Section 11.1(a)(vi) (other than an Improper Deadlock), or (ii) prior to the first anniversary of the effective date of this Agreement, upon dissolution of the LLC pursuant to Section 11.1(a)(ix), such Event Member shall pay to the TO Member in cash an amount equal to the Change in Control Termination Fee, which amount shall be payable within thirty (30) days following the occurrence of the Exercise Event."

5.   Extension of Time.  Wyle and Marshall hereby agree that the "Associated
     -----------------
Agreement Negotiation Period" (as defined in Section 2.5 of the Agreement) has been extended through (and including) March 31, 1997 with respect to the agreements previously referred to in the Agreement as: (i) the Systems License; and (ii) the [Sub] Lease Agreement.


6.   Entire Agreement.  The Agreement, as amended by this Amendment, constitutes
     ----------------
the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

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

7.   Full Force and Effect.  Except as expressly amended in Amendment No. 1,
     ---------------------
Amendment No. 2 and this Amendment, the Agreement shall remain in full force and effect.

8.   Counterparts.  This Amendment may be executed in any number of
     ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment or have caused this Amendment to be duly executed on their behalf as of the day and year first set forth above.





                              WYLE ELECTRONICS,
                              a California corporation


                              By:   /s/ R. VAN NESS HOLLAND, JR.
                                    ----------------------------
                              Name:  R. Van Ness Holland, Jr.
                              Title: Executive Vice President and
                                     Chief Financial Officer


                              MARSHALL INDUSTRIES,
                              a California corporation


                              By:    /s/ Henry W. Chin
                                    -----------------
                              Name:  Henry W. Chin
                              Title: Vice President and
                                     Chief Financial Officer

                                       7